UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: December 23, 2020

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement.

On December 23, 2020, Oragenics, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain institutional investors pursuant to which the Company agreed to issue in a registered direct offering an aggregate of 14,444,444 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price per share of $0.45 for aggregate gross proceeds of approximately $6,500,000 (the “Offering”). The Securities Purchase Agreement includes customary representations, warranties and covenants by the Company.

The Company intends to use the net proceeds from the Offering to continue funding our pre-clinical development of our SARS-CoV-2 vaccine, Terra CoV-2, and our lantibiotics program and for general corporate purposes, including research and development activities, capital expenditures and working capital.

Pursuant to a placement agent agreement (the “Placement Agent Agreement”), dated December 23, 2020, by and between the Company and A.G.P./Alliance Global Partners (the “Placement Agent”), the Company engaged the Placement Agent to act as its exclusive agent for the Offering. Pursuant to the Placement Agent Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds received by the Company in the Offering, totaling approximately $390,000. The Company has also agreed to pay the Placement Agent $70,000 for reimbursable expenses.

The Company offered the shares in the Offering pursuant to a shelf registration statement on Form S-3 (File No. 333-235763) as initially filed with the Securities and Exchange Commission (the “Commission”) on December 31, 2019 and declared effective by the Commission on January 13, 2020 and a related prospectus, including the related prospectus supplement, filed with the Commission (collectively the “Registration Statement”).

A prospectus supplement relating to the shares of common stock offered pursuant to the Offering was filed with the Commission on December 28, 2020 (the “Prospectus Supplement”).

Shumaker, Loop & Kendrick, LLP, counsel to the Company, has issued a legal opinion with respect to the legality of the issuance and sale of the shares in the Offering (the “Legal Opinion”). A copy of the Legal Opinion, and the consent included therein, is attached to this Current Report on Form 8-K as Exhibit 5.1.

The foregoing descriptions of the Placement Agent Agreement, the Securities Purchase Agreement and the Legal Opinion are qualified by reference to the full text of such documents, which are attached to this report on Form 8-K as Exhibits 1.1, 10.1 and 5.1, respectively, and are incorporated herein by reference in their entirety.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01. Other Information.

On December 24, 2020, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agent Agreement dated December 23, 2020.

5.1	Opinion of Shumaker, Loop & Kendrick, LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5.1).

99.1	Press Release dated December 24, 2020.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 28th day of December, 2020.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer